UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2003

CORN PRODUCTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749

(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
Press Release
Earnings Press Release

Item 5.	Other Events.

On October 21, 2003, the Registrant issued a press release announcing the submission of a claim against the Mexican government under Chapter 11 of the North American Free Trade Agreement.

Item 7.	Exhibits

99.1	Press Release titled “Corn Products International, Inc. Submits Arbitration Claim Concerning HFCS Tax In Mexico.”

99.2	Earnings Press Release dated October 21, 2003 disclosing information regarding the Registrant’s results of operations and financial condition for the completed quarterly fiscal period ended September 30, 2003

Item 9.	Regulation FD Disclosure.

In accordance with the interim guidance regarding the filing requirement for Item 12 of Form 8-K as contained within SEC Release 33-8216 dated March 27, 2003, this Report is made to file the earnings press release that was issued by the Registrant on October 21, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.

Date: October 21, 2003	By:	/s/ James W. Ripley

James W. Ripley
Vice President and Chief Financial Officer